Oak Elite ADV℠ Application
Flexible Premium Deferred Index-Linked Variable Annuity

Issued by Midland National® Life Insurance Company[1]

MIDLAND NATIONAL®

Mail to: P.O. Box 9261, Des Moines, IA 50306-9261
Overnight: 8300 Mills Civic Pkwy
West Des Moines, IA 50266-3833

1. Type of ownership

☐ Individual/Joint ☐ Custodian ☐ UGMA/UTMA ☐ Trust* ☐ Other ______________________________

** If Contract Owner is a Trust, you must complete and submit the certification of trust agreement with this application.*

2. Contract Owner information

If Contract Owner is a non-resident alien, submit IRS Form W8-BEN. This form is available at www.IRS.gov.

Name or Non-natural entity (first, middle initial, last)			SSN/TIN/EIN
Gender: ☐ M ☐ F	Citizenship: ☐ U.S. Citizen ☐ Resident alien/Citizen of: ______________		DOB/Trust date (mm/dd/yyyy)
Street address (P.O. Boxes are not allowed)**			Apartment/Suite number
City	State	ZIP	Phone number

3. Joint Contract Owner information

This is optional. A Joint Contract Owner is not available for non-natural owned or Qualified Annuities.

Name (first, middle initial, last)			Social Security number
Gender: ☐ M ☐ F	Citizenship: ☐ U.S. Citizen ☐ Resident alien/Citizen of: ______________		Date of birth (mm/dd/yyyy)
Street address (P.O. Boxes are not allowed)**			Apartment/Suite number
City	State	ZIP	Phone number

Relationship to Contract Owner:
☐ Spouse ☐ Other: ______________________________

4. Annuitant information

Complete this section if the Contract Owner is a non-natural entity or if the Annuitant is different from the Owner.

Name (first, middle initial, last)			Social Security number
Gender: ☐ M ☐ F	Citizenship: ☐ U.S. Citizen ☐ Resident alien/Citizen of: ______________		Date of birth (mm/dd/yyyy)
Street address (P.O. Boxes are not allowed)**			Apartment/Suite number
City	State	ZIP	Phone number

** If your mailing address is different than your street address, please list on a separate piece of paper with the Contract Owner(s)'s signature and date.
[1]Herein referred to as "Midland National," "We," "Us" and/or "Our"

NOT FDIC/NCUA INSURED, MAY LOSE VALUE INCLUDING LOSS OF PRINCIPAL, NO BANK/CU GUARANTEE, NOT A DEPOSIT, NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY.

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5. Beneficiary information

In the event of the Contract Owner's death, the Death Benefit is payable to the Contract Owner's Primary Beneficiary(ies). If the Contract Owner's Primary Beneficiary(ies) is no longer living at the time of the Contract Owner's death, the Contract Owner's Contingent Beneficiary(ies) will receive the Death Benefit. If there are Joint Contract Owners, the Death Benefit is payable upon the death of the first to die. If there are Joint Contract Owners, the surviving Contract Owner, if any, will be designated sole Primary Beneficiary. Non-spousal Joint Contract Owners cannot name a Contingent Beneficiary(ies).

Per stirpes definition: A common way of distributing proceeds where if one or more Beneficiary(ies) has died, their children share equally in their share of their proceeds.

Per capita definition: Proceeds are split amongst the Beneficiary(ies) that survive the Contract Owner. If one of the Beneficiaries does not survive the Contract Owner, then the remaining Beneficiary(ies) receive the proceeds split equally.

Please list in whole percentages only. If the beneficiary information is missing or incomplete, the beneficiary designation will default to the Contract Owner/Joint Contract Owner's estate. If You are designating additional beneficiaries, please list them on a separate piece of paper with the Contract Owner(s)'s signature and date.

☐ Primary **Beneficiary type:** ☐ Individual ☐ Trust ☐ Other entity ☐ Per stirpes ☐ Per capita

Beneficiary name			Relationship to Owner	Percentage %
Beneficiary Social Security number/Tax ID	Beneficiary/Trustee date of birth (mm/dd/yyyy)		Trust origination date (mm/dd/yyyy)	
Beneficiary's mailing address (must be completed)			Apartment/suite number	Phone number
City	State	ZIP	Email address	
For Trust Beneficiary only: Trustee name			Trustee Social Security number	

☐ Primary ☐ Contingent **Beneficiary type:** ☐ Individual ☐ Trust ☐ Other entity ☐ Per stirpes ☐ Per capita

Beneficiary name			Relationship to Owner	Percentage %
Beneficiary Social Security number/Tax ID	Beneficiary/Trustee date of birth (mm/dd/yyyy)		Trust origination date (mm/dd/yyyy)	
Beneficiary's mailing address (must be completed)			Apartment/suite number	Phone number
City	State	ZIP	Email address	
For Trust Beneficiary only: Trustee name			Trustee Social Security number	

☐ Primary ☐ Contingent **Beneficiary type:** ☐ Individual ☐ Trust ☐ Other entity ☐ Per stirpes ☐ Per capita

Beneficiary name			Relationship to Owner	Percentage %
Beneficiary Social Security number/Tax ID	Beneficiary/Trustee date of birth (mm/dd/yyyy)		Trust origination date (mm/dd/yyyy)	
Beneficiary's mailing address (must be completed)			Apartment/suite number	Phone number
City	State	ZIP	Email address	
For Trust Beneficiary only: Trustee name			Trustee Social Security number	

Accepted Trust types are listed on the Non-living entity ownership types flyer. Additional documentation may be required to determine whether We can accept the Trust as Beneficiary. If the Trust named as Beneficiary is not a Trust type We accept, the Trustee(s) waive any and all claims against Midland National® Life Insurance Company and agree to release, indemnify and hold harmless Midland National, its officers, employees, representatives, and affiliates from and against any and all claims, legal or financial, associated with naming the Trust as Beneficiary of the Contract.

The Trustee(s) agree to release, indemnify and hold harmless the Company, its officers, employees, agents/representatives, and affiliates from and against all claims arising out of the sale or administration of the product to the Trust. The Trustee(s) represent that the product is suitable for the purposes of the Trust and does not impair the rights of the Trust Beneficiaries. The Trustee(s) acknowledge that the Company has not provided any tax, legal or financial advice and is not authorized to recommend or sell Trusts and any Trust recommendation has been provided by an independent tax, legal or financial professional. The Company will issue and administer the Contract based solely upon the representations made by the Trustee(s) and that any consequence of any error, inaccuracy, or misunderstanding in interpreting the Trust will be borne solely by the Trustee(s).

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6. Verification of identity

To help the government fight the funding of terrorism and money laundering activities, the U.S. government passed the USA Patriot Act, requiring financial institutions, including insurance companies, to obtain, verify, and record information that identifies persons who engage in certain transactions with or through Us. This means We will need to obtain certain information that allows Us to verify Your identity. The following information is required for all individuals who are listed as a Contract Owner and/or Joint Contract Owner on an insurance or annuity application.
If You do not provide the information, We will not be able to accept Your application for an annuity.

Contract Owner: If the Contract Owner is a Natural Person, complete question 1. If Contract Owner is a Non-natural entity, complete questions 1 and 2.

1. Natural Person/Trust accounts (trustee information):

Representative: Please indicate the form of ID presented and used to verify this Contract Owner's identity. Expired IDs are not acceptable.

a. ☐ U.S. Citizen ☐ Resident alien – country of citizenship: ____________________

b. ☐ Driver's license ☐ State-issued ID ☐ Military ID ☐ Passport ☐ Alien registration card

c. State: ____________________ Country: ____________________

ID number: ____________________ Exp. date (mm/dd/yyyy): ____________________

d. ☐ Employed ☐ Unemployed ☐ Retired

2. Non-natural/Business or corporation:

a. ☐ Trust agreement or ☐ Certificate of incorporation

b. State: ____________________ Country: ____________________

Joint Contract Owner (if applicable)

3. Natural Person information:

Representative: Please indicate the form of ID presented and used to verify this Contract Owner's identity. Expired IDs are not acceptable.

a. ☐ U.S. Citizen ☐ Resident alien – country of citizenship: ____________________

b. ☐ Driver's license ☐ State-issued ID ☐ Military ID ☐ Passport ☐ Alien registration card

c. State: ____________________ Country: ____________________

ID number: ____________________ Exp. date (mm/dd/yyyy): ____________________

d. ☐ Employed ☐ Unemployed ☐ Retired

7. Tax status/Annuity type

☐ Non-qualified ☐ Non-qualified stretch ☐ Inherited Traditional IRA ☐ Traditional IRA ☐ Roth IRA* ☐ Inherited Roth IRA

Contribution year and amount: Year __________ Amount $ ______________ | Year __________ Amount $ ______________

* Roth IRA: If transfer, provide original conversion/establishment date and amount: ______________________________

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8. Purchase Payment

Minimum initial Purchase Payment is $50,000.00. ***MAKE CHECKS PAYABLE TO: Midland National FBO: (Contract Owner's name)***

Initial Purchase Payment: $ ____________________ Estimated amount of transfer(s)/1035 Exchange(s): $ ____________________

9. Replacement

If You are replacing an existing life insurance or annuity Contract, please complete any state required replacement forms. Your Registered Representative is required to leave with You the original or a copy of all written or printed sales material used in the sale of this product. Please retain all such copies for future reference.

1. Do You have any existing or pending life insurance or annuity Contracts? ☐ Yes ☐ No
2. Will this annuity replace or change any existing life insurance or annuity Contracts? ☐ Yes ☐ No

If You answered "yes" to question 2, please provide details, including Company name and Contract number, below. If You have additional Contract numbers, please list them on a separate piece of paper.

Existing company name: ____________________ Existing Contract number: ____________________

Existing company name: ____________________ Existing Contract number: ____________________

10. Dollar cost averaging

This is optional and only available for investments into the Separate Account Investment Options; it is not available for the Cycle Investment Options. Dollar cost averaging may not be used with automatic portfolio rebalancing.

If You plan to elect dollar cost averaging, please use the dollar cost averaging form included with the sales materials.

11. Automatic portfolio rebalancing

This is optional and is not available with the Cycle Investment Options or when dollar cost averaging is elected.

☐ **I hereby elect automatic portfolio rebalancing.** I understand the Accumulation Value will rebalance to the portfolios selected in the Separate Account Investment Options section. Automatic portfolio rebalancing will occur on the Contract anniversary of the month according to the elected frequency, provided that it is a Business Day. If a frequency is not selected, the default is quarterly.

Frequency: ☐ **Monthly** ☐ **Quarterly** ☐ **Semi-annually** ☐ **Annually**

Please see prospectus for details regarding this feature, as well as restrictions, minimum or maximum limitations, fees, and other applicable information.

12. Optional benefits

Optional benefits are not available in all states or financial institutions. You can elect these optional benefits only at issue, and they cannot be changed or removed later. ***Please see the prospectus for additional details.***

Elect	Optional benefit	Fee percentage
☐	I hereby elect the **optional return of premium guaranteed minimum death benefit** rider. For a fee, this rider provides a return of premium death benefit option upon the Contract owner's death prior to maturity. **This rider may *not* be elected with the optional annual ratchet death benefit rider. It may also be elected with either the optional GLWB-ROP rider *or* the optional GLWB-CV rider, but not both.**	**0.15%**
☐	I hereby elect the **optional annual ratchet death benefit** rider. For a fee, this rider provides a minimum guaranteed return of premium death benefit option with the potential for an annual ratchet step-up death benefit on each Contract anniversary. **This rider may *not* be elected with the optional return of premium death benefit rider. It may also be elected with *either* the optional GLWB-ROP rider *or* the optional GLWB-CV rider, but not both.**	**0.40%**
☐	I hereby elect the **optional guaranteed lifetime withdrawal benefit** rider with a **return of premium minimum (GLWB-ROP)**. For a fee, this rider guarantees that the Contract Owner may take a Gross Partial Withdrawal up to the current lifetime payment amount each Contract Year, stepped up to the current Benefit Base. **This rider may be elected with *either* the optional annual ratchet death benefit rider *or* the optional return of premium death benefit rider, but not both. It may *not* be elected with the optional GLWB-CV rider.**	**1.15%**
☐	I hereby elect the **optional guaranteed lifetime withdrawal benefit** rider with a **contract value minimum (GLWB-CV).** For a fee, this rider guarantees that the Contract Owner may take a Gross Partial Withdrawal up to the current lifetime payment amount each Contract Year, stepped up to the then current Contract Value. **This rider may be elected with *either* the optional annual ratchet death benefit rider *or* the optional return of premium death benefit rider, but *not* both. It may *not* be elected with the optional GLWB-ROP rider.**	**0.95%**

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13. Investment allocation options

Please designate your allocations in whole percentages only. Please see the prospectus for additional details.

Separate Account Investment Options

Investment options	Percent
Equity	
Fidelity® VIP Growth Opportunities Svc 2	____ %
American Funds IS® Global Growth 4	____ %
Fixed Income	
PIMCO VIT Real Return Adv	____ %
PIMCO VIT Short-Term Adv	____ %
Lord Abbett Series Short Duration Inc VC	____ %

Investment options	Percent
Balanced	
American Funds IS® Asset Allocation	____ %
Money Market	
Fidelity VIP Government Money Market Service Class 2	____ %

Cycle Index Account Investment Options

If you choose any of the Cycle Index Account Investment Options listed below, your allocation will be held in a Default Account until the Cycle start date. Not all investment options are available in all states or in all financial institutions. Check with your financial professional for availability.

1-year term			
Index	Protection level	Crediting type	Percent
S&P 500® Index	-10% Buffer	Cap	____ %
MSCI EAFE	-10% Buffer	Cap	____ %
MSCI EAFE	-10% Buffer	Participation	____ %
S&P 500® Index	-10% Buffer	Participation	____ %
S&P 500® Index	-10% Floor	Cap	____ %

6-year term			
Index	Protection level	Crediting type	Percent
S&P 500® Index	-10% Buffer	Cap/Participation	____ %
S&P 500® Index	-20% Buffer	Cap/Participation	____ %
S&P 500® Index	-30% Buffer	Cap/Participation	____ %
MSCI EAFE	-10% Buffer	Cap/Participation	____ %

3-year term			
Index	Protection level	Crediting type	Percent
S&P 500® Index	-10% Buffer	Cap	____ %
S&P 500® Index	-10% Floor	Cap	____ %

Total ____ %

The total of the Separate Account and Cycle Investment Options must equal 100%. If it does not equal 100%, this application will be considered not in Good Order.

Investment options are valid as of 5/7/2024. Please see prospectus for any applicable changes.

By selecting a Cycle Investment Option, You acknowledge that You understand You are applying for an index-based product. This means that while the values of the Contract may be affected by an external index, the Contract does not directly participate in any stock or equity investments.

If additional purchase payments are received after the contract issue date, those purchase payments will be allocated according to the Separate Account and Cycle Investment Option percentages above, unless indicated otherwise.

Future Cycles will be available on our website, MidlandAdvisory.com, after the Issue Date. At that time, You may visit Our website to indicate any future allocations to the Cycle Investment Option(s).

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14. Electronic information and document delivery consent (eDelivery)

By providing an email address as indicated below, You consent to receiving electronic documents and notices. These can include summary prospectuses, prospectuses, prospectus supplements, periodic reports, statements, confirmations, privacy notices and other notices and documentation in electronic format when available, instead of receiving paper copies of these documents by U.S. mail. You consent to receive in electronic format any additional documents capable of electronic delivery in the future.

Contract Owner's email address: ______________________________

Joint Contract Owner's (if applicable) email address: ______________________________

I understand that Midland National will send me an email that will require my agreement and confirmation to begin receiving documents electronically, and that I will receive a notification email each time a new document is available for viewing. I confirm I have access to a computer and a Web browser to view these documents. I understand I will need Adobe Acrobat Reader software to access any PDF documents. A free download of this software is available at http://get.adobe.com/reader. I understand that all documents provided in electronic or paper format from Midland National will be considered received and binding.

I understand I may receive a paper copy of documents and/or revoke my consent at any time by calling Midland National at 833-492-0022. This consent will terminate a) when I notify Midland National to terminate; b) when a change of ownership is processed; or c) when the Contract terminates. I understand that Midland National, at its sole discretion, reserves the right to discontinue electronic provision of documents and that notice of any such termination or change will be provided to me as required by law. Midland National does not charge a fee for providing electronic documents; however, I may incur internet access charges, telephone charges, and other third-party charges when receiving electronic documents or downloading required software.

This consent applies to this Contract only. If multiple Contracts are owned, electronic delivery must be elected for each. I understand that if I have a change of email, I will notify the Company of this change.

15. Financial information

Midland National financial statements and financial statements for the Separate Accounts are in the Statement of Additional Information (SAI). You may obtain a free copy of the SAI by checking the box below.

☐ **By checking this box, I formally request a free paper copy of the SAI be sent to my address of record.**

16. Telephone/Electronic authorization

By initialing below, I hereby authorize and direct Midland National to act on telephone, internet, or other electronic medium instructions when properly furnished according to Company verification procedures, concerning matters such as (1) exchanging units between Investment Options, (2) accessing Contract information online, (3) changing allocation of future purchase payments, (4) making administrative updates to the Contract, and (5) requesting Gross Partial Withdrawals and any other authorized transaction not included herein. I agree that Midland National is not liable for any losses or expenses arising from any transaction listed above by acting in accordance with instructions received in Good Order from a party currently authorized under this Contract that We believe to be genuine. Midland National will employ reasonable procedures to confirm that all received instructions are genuine.

I understand that a confirmation statement for all transactions will be returned to Me by Midland National in accordance with document delivery preferences. I acknowledge that I am responsible for promptly reviewing all confirmation statements and must notify Midland National of any erroneous or unauthorized transaction within thirty (30) days of my receipt of such confirmation statement.

In absence of initials, Midland National will default to no authorization for the Registered Representative.

Contract Owner/Joint Contract Owner's Initials __________ I/We hereby authorize the Registered Representative, information provided below in Section 19, to act in accordance with the limits outlined above under "Registered Representative (RR)".

17. Fraud warnings and other disclosures

California: For your protection California law requires the following to appear on this form: Any person who knowingly presents false or fraudulent information to obtain or amend insurance coverage or to make a claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison.

Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

All other states: Any person who knowingly presents a false or fraudulent claim for payment of loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

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34931Y_ADV Page 7 of 8 5-24 My signature below does hereby acknowledge the following information: I acknowledge receipt of the prospectus. I agree that, to the best of my knowledge and belief, all statements, answers, and provided information in this form are complete and true and may be relied upon in determining whether to issue the applied-for variable annuity. Only the Contract Owner and Midland National have the authority to modify this form. I understand I am purchasing a variable annuity product and variable annuities and their investment options are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are also subject to market fluctuation, investment risk, and possible loss of principal invested, up to and including the total loss of the principal invested. I understand IRAs and other qualified plans already provide tax-deferred-like features that may be provided through this Contract. I understand Midland National does not give tax advice and I need to consult with and rely upon my own tax and legal professionals. I further verify my understanding that all payments and values provided by the Contract, when based on investment experience of the Investment Option(s) variable account, are variable and not guaranteed as to dollar amount, including up to the total loss of the payments. I agree to all terms and conditions stated herein. Have You or will You be compensated in any way to purchase this Contract? Yes No Are You paying for this Contract with Your own funds? Yes No Have You entered into or are You considering any other agreement in regards to this Contract including an agreement to sell, transfer, or assign any rights in the Contract? Yes No Taxpayer ID Certification – Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), 2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, 3. I am a U.S. Person (including a U.S. Resident Alien), and 4. I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. The Internal Revenue Service (IRS) does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. For CA Residents Only: For your protection California law requires the following to appear on this form: Any person who knowingly presents false or fraudulent information to obtain or amend insurance coverage or to make a claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison. 18. Acknowledgment and signatures * If this transaction is subject to a community property interest, We strongly recommend you obtain your spouse’s signature to document their consent to this transaction. States that recognize community property interests in property held by married persons include Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin. You understand and agree that Midland National may presume that no community property interest exists if You have not obtained your spouse’s signature. Further, You understand and agree that Midland National has no duty to inquire further about any such community property interest. As a result, You agree to indemnify and hold Midland National harmless from any consequences relating to community property interests and this transaction. Please note that the term “spouse” includes domestic partner or other partner as permitted by civil union, domestic partnership, or similar law. Signed at (city, state, ZIP) ( if signed state is different than the state of residency, please complete Non-Resident Verification form) Contract Owner’s signature Date signed (mm/dd/yyyy) Joint Contract Owner’s signature (if applicable) Date signed (mm/dd/yyyy) Spouse’s signature* (Only applicable if Owner resides in: AK, AZ, CA, ID, LA, NV, NM, TX, WA, or WI) Date signed (mm/dd/yyyy)

34931Y_ADV Page 8 of 8 5-24 *102818* 102818 Securities products are distributed by Sammons Financial Network®, LLC., member FINRA. Sammons Financial Network®, LLC., Midland National® Life Insurance Company is an affi liated company and wholly owned subsidiary of Sammons® Financial Group, Inc. . PleaseusetheAgentIDnumberassignedtoyoubyMidlandNationaltosellthisvariableannuity. I certify I have reviewed this application, determined all questions are answered fully, completely, and accurately as supplied by the applicant, and recorded in full detail as required. Do you have any reason to believe this applicant has any existing annuity or life insurance Contracts? Yes No Do you have any reason to believe the annuity applied for is to replace existing annuity or life insurance Contracts? Yes No (If yes, submit a state replacement form) 19. Agent/Registered Representative’s statement Agent/Registered Representative’s full name (please print) Broker-Dealer name Agent number Percentage % Agent/Registered Representative’s signature Date signed (mm/dd/yyyy) Additional Agent/Registered Representative’s full name (please print) Agent number Percentage % Agent/Registered Representative’s signature Date (mm/dd/yyyy) 3388590 FPO